UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Laser Photonics Corporation

(Name of registrant as specified in its charter)

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250 Technology Park

Lake Mary, FL 32746

May __, 2026

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Laser Photonics Corporation (the “Company”) and any adjournments, postponements or continuations thereof (the “Special Meeting”). The Special Meeting will be held on Friday, June 26, 2026, virtually at https://edge.media-server.com/mmc/go/lase2026sgm at 12:00 PM Eastern Time.

The matters to be voted on at the Special Meeting by the holders of our Common Stock, par value $0.001per share (“Common Stock”), are (i) the approval of the transactions set forth in the warrant inducement agreement dated March 15, 2026, between the Company and four existing warrant holders of Series A and Series B warrants and the (ii) the approval of the transactions set forth in the warrant purchase agreement dated April 26, 2026, between the Company and nine warrant holders of Series A-1 and A-2 warrants. We may also transact such other business that may properly come before the Special Meeting. Our Board recommends that you vote in accordance with our Board’s recommendations on all proposals using the enclosed proxy card.

Shareholders of record at the close of business on April 29, 2026, are entitled to notice of and are cordially invited to attend this Special Meeting, or any adjournments or postponements thereof.

Whether or not you plan to attend the Special Meeting, we encourage you to vote as soon as possible so that your shares are represented. We urge you to vote TODAY by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by fax. Returning your proxy card will not prevent you from attending the Special Meeting but will ensure that your vote is counted if you are unable to attend in person.

The Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy card will be mailed to shareholders on or about May 13, 2026.

On behalf of everyone at Laser Photonics Corporation, we are grateful for your continued trust and support. Thank you for being a Laser Photonics shareholder.

By order of the Board of Directors,

/s/ Wayne Tupuola
Wayne Tupuola
Chairman and Chief Executive Officer

Lake Mary, Florida

May __, 2026

250 Technology Park

Lake Mary, FL 32746

May __, 2026

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Shareholders of Laser Photonics Corporation:

The Special Meeting of Shareholders of Laser Photonics Corporation (including any adjournments, postponements or continuations thereof, the “Special Meeting”) will be held at 12:00 PM Eastern Time on Friday, June 26, 2026, virtually at https://edge.media-server.com/mmc/go/lase2026sgm. As a shareholder, you will be able to attend and participate in the Special Meeting virtually and will have the opportunity to listen to the meeting live, submit questions and vote.

As described more fully in the Company’s proxy statement detailing the business to be conducted at the Special Meeting (the “Proxy Statement”), at the Special Meeting, the holders of our common stock, par value $0.001 per share (“Common Stock”) will be asked to:

(1)	Approve the warrant inducement agreement dated March 15, 2026 (the “March Warrant Inducement Agreement”);

(2)	Approve the warrant inducement agreement dated April 26, 2026 (the “April Warrant Inducement Agreement”(the March Warrant Inducement Agreement and the April Warrant Inducement Agreement collectively referred to as the “Warrant Inducement Agreements”) and;

(3)	Transact any other business that may properly come before the Special Meeting.

Shareholders of record at the close of business on April 29, 2026, are entitled to notice of, and to vote at, the Special Meeting. Such shareholders are urged to submit the enclosed proxy card, even if their shares were sold after such date.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at https://edge.media-server.com/mmc/go/lase2026sgm.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Special Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed proxy card to vote by the Internet or fax or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend and to vote your shares at the Special Meeting in person. More information on voting your proxy card and attending the Special Meeting can be found in the accompanying Proxy Statement. Please refer to “Proxy Voting Summary” on page 1 of the Proxy Statement and the instructions on the proxy card. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. We urge you to instruct your broker, bank or other nominee to vote your shares “FOR” Proposal 1 using the enclosed proxy card.

OUR BOARD STRONGLY RECOMMENDS VOTING “FOR” PROPOSAL 1 AND PROPOSAL 2 USING THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

Wayne Tupuola

President and Chief Executive Officer

PROXY STATEMENT FOR

SPECIAL MEETING OF SHAREHOLDERS OF

LASER PHOTONICS CORPORATION

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Laser Photonics Corporation, a Delaware corporation (“Laser Photonics ,” the “Company,” “we,” “us,” or “our”), for the Special Meeting of Shareholders scheduled to be held on June 26, 2026 (including any adjournments, postponements or continuations thereof, the “Special Meeting”) at 12:00 PM, Eastern Time. The Special Meeting will be held in a virtual format only, via a live webcast.

Only shareholders of record at the close of business on April 29, 2026 (the “Record Date”) are entitled to receive the Notice and to vote at the Special Meeting. As of the Record Date, there were 38,568,263 shares of the Company’s common stock, par value $0.001per share (“Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. This Proxy Statement and accompanying form of proxy card were first mailed or given to shareholders on or about May __, 2026.

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	3

CORPORATE GOVERNANCE	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13

EXECUTIVE COMPENSATION	14

PROPOSAL 1 –APPROVAL OF THE MARCH WARRANT INDUCEMENT AGREEMENT	25

PROPOSAL 2 –APPROVAL OF THE APRIL WARRANT INDUCEMENT AGREEMENT	26

PROXY VOTING SUMMARY

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Special Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

2026 Special Meeting of Shareholders		Meeting Agenda
Date	June 26, 2026	Approval of the March Warrant Inducement Agreement and April Warrant Inducement Agreement
Time	12:00 PM, Eastern Time
Place	https://edge.media-server.com/mmc/go/lase2026sgm
Record Date	Shareholders holding the Company’s Common Stock as of April 29, 2026, are entitled to vote.

Voting Matters and Vote Recommendation

	Proposal	Board Recommendation	Reasons for Board Recommendation	More info
1.	Approval of the March Warrant Inducement Agreement	FOR the March Warrant Inducement Agreement	The Company has received from the warrant holders of the their Series A and Series B warrants gross proceeds of $1,483,520.40 .that has allowed it to fund its business plan and that could result in additional financing should these warrant holders exercise their Series A-3 and Series A-4 warrants that have an exercise price of $1.08 per warrant share.	Page 25

2.	Approval of the April Warrant Inducement Agreement	FOR the April Warrant Inducement Agreement	The Company received from the warrant holders of the Series A-1 and Series A-2 warrants gross proceeds of $4,000,559.50 to allow it to fund its business plan and that could result in additional financing should there warrant holders exercise their Series A-5 and Series A-6 warrants that have an exercise price of $0.975 per warrant share.	Page 26

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ABOUT LASER PHOTONICS CORPORATION

We are pioneering a new generation of laser blasting technologies focused on disrupting the sandblasting and abrasives blasting markets. We offer a full portfolio of integrated laser blasting solutions for corrosion control, rust removal, de-coating, pre- and post-welding, laser cleaning and surface conditioning. Our solutions span use cases throughout product lifecycles, from product fabrication to maintenance and repair, as well as aftermarket operations. Our laser blasting solutions are applicable in every industry dealing with materials processing, including automotive, aerospace, healthcare, consumer products, shipbuilding, aerospace, heavy industry, machine manufacturing, nuclear maintenance and de-commissioning and surface coating.

Our vertically integrated operations allow us to reduce development and advanced laser equipment manufacturing time, offer better prices, control quality and protect our proprietary know-how and technology compared to other laser cleaning companies and companies with competing technologies.

We initiated our sales efforts in December 2019. For the year ended December 31, 2025, we generated sales of $8.3 million, compared to $3.4 million for the year ended December 31, 2024. We are strategically positioned to drive growth and innovation in the laser technology market by targeting three key customer segments: government entities, Fortune 1000 companies, and medium/small businesses. Each of these segments presents unique opportunities and challenges, and our business model is designed to cater specifically to the needs and growth potential within each category.

For government entities, we provide highly specialized laser solutions that meet stringent regulatory and performance standards. This segment benefits from our expertise in delivering reliable, durable, and effective laser systems for various applications, from defense and aerospace to public infrastructure projects. Working with government clients not only solidifies our reputation as a trusted provider of advanced laser technology but also paves the way for new contracts and collaborative projects. One of our current projects is the Laser Shield Anti-Drone System (“LSAD”), a joint development with our affiliate, Fonon Drone Shield Solutions, Inc., to create a laser defense system to serve as an immediate response defense system for addressing the threat of small-scale unmanned aerial systems in conflict zones and expeditionary locations. We successfully completed a test of the LSAD prototype at our Orlando facility.

Fortune 1000 companies represent another critical segment, where our laser technology can significantly enhance operational efficiency, precision, and productivity. By addressing the unique challenges of large-scale industrial applications, we position ourselves as an essential partner in the innovation strategies of these corporations. Our advanced laser solutions help these clients stay competitive and maintain high-quality standards, driving repeat business and fostering long-term partnerships.

Medium and small businesses constitute the third pivotal segment of our customer base. Recognizing the distinct needs and constraints of this market, we launched the Service Partner Network (SPN). This initiative is designed to empower medium and small businesses by providing them access to mobile demonstration units, enabling them to experience the advantages of our laser technology firsthand. The SPN serves a dual purpose: it facilitates immediate equipment sales and acts as a catalyst for demonstrating the practical benefits and capabilities of our products.

Through the SPN, we also support entrepreneurs looking to start their own mobile laser cleaning or rental service businesses. Our marketing team plays a crucial role in this ecosystem by generating and distributing leads to SPN members for a fee, thereby creating a continuous revenue stream. This collaborative approach not only bolsters the success of our SPN partners but also promotes sustained long-term revenue growth for us.

By strategically targeting these three customer segments and leveraging the SPN to enhance our market penetration and product visibility, we believe we are well-positioned for robust growth. Our comprehensive business model not only enhances customer engagement and satisfaction across diverse markets but also solidifies our standing as an innovative leader in the laser technology industry.

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We market our products globally through our direct sales force which is located in the United States.

On May 21, 2024, we entered into a license agreement with Fonon Drone Shield Solutions, Inc, controlled by ICT Investments LLC, the largest shareholder of the Company, to receive an exclusive, worldwide, sublicensable license to its laser material processing equipment and technology, including all applications of laser cutting, marking, engraving, laser welding, brazing, ablation, laser drilling, semiconductor chip marking, semiconductor and flat panel display laser processing equipment, all other laser material processing equipment documented or existing in a form of know-how and/or trade secrets in return for 3,000,000 restricted shares of our Common Stock..

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING

What is the purpose of the 2026 Special Meeting?

The 2026 Special Meeting is being held to ask our shareholders to consider and act upon the following matters:

●	Proposal No. 1 – Approval of the March Warrant Inducement Agreement

●	Proposal No. 2 –Approval of the April Warrant Inducement Agreement

●	Transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

What does our Board of Directors recommend?

The Board of Directors recommends that you vote on the proxy card as follows, whether or not you plan to attend the Special Meeting:

●	Proposal No. 1 – FOR approval of the March Warrant Inducement Agreement
●	Proposal No. 2 – FOR approval of the April Warrant Inducement Agreement

Who may attend the Special Meeting?

You are entitled to participate in the Special Meeting only if you were a holder of Common Stock as of the close of business on the record date, April 29, 2026 (the “Record Date”), or your authorized representative, or you hold a valid proxy for the Special Meeting. Shareholders must pre-register in order to attend and vote by ballot at the Special Meeting. Please see the section below “How do I attend the Special Meeting?” for instructions about how to pre-register.

We will be hosting the Special Meeting live via the Internet rather than in person. Our Board annually considers the appropriate format of our Special Meeting and concluded that a virtual meeting would make our Special Meeting more accessible to our shareholders and would also best safeguard the health and safety of shareholders, employees and directors this year.

Who is entitled to vote in connection with the Special Meeting?

Only shareholders of record at the close of business on April 29, 2026, the Record Date for the Special Meeting, are entitled to receive notice of and vote in connection with the Special Meeting.

Who is allowed to attend the virtual Special Meeting?

Shareholders as of the close of business on the Record Date (April 29, 2026), or their authorized representatives, are welcome to attend the virtual Special Meeting. Even if you plan to attend the virtual Special Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Special Meeting.

How do I attend the Special Meeting?

To join the virtual Special Meeting, log in https://edge.media-server.com/mmc/go/lase2026sgm. To participate in the Special Meeting, you will need to have your control number, which is included on the Notice of Special Meeting of Shareholders (the “Notice”) or proxy card.

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The live audio webcast of the Special Meeting will begin promptly at 12:00 PM Eastern Time. Online access to the audio webcast will open prior to the start of the meeting to allow time for shareholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. We will have a support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the webcast of the meeting. If you encounter technical difficulties accessing the webcast, please visit https://edge.media-server.com/mmc/go/lase2026sgm.

Whether or not you plan to attend the Special Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by fax as instructed on the proxy card.

If you plan to attend the Special Meeting in person, please pre-register at https://edge.media-server.com/mmc/go/lase2026sgm. To participate in the Special Meeting, you will need to have your control number, which is included on the Notice. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership.

May I ask questions at the Special Meeting?

No. We will limit the virtual Annual Meeting to voting on the two Proposals set forth above.

How many shares are outstanding? What constitutes a quorum?

At the close of business on April 29, 2026, the Record Date for the Special Meeting, 38,568,263 shares of Common Stock were outstanding and eligible to vote at the Special Meeting.

Business may not be conducted at the Special Meeting unless a quorum is present. Under the Bylaws of the Company (the “Bylaws”), the presence in person or by proxy of the holders of at least one-third of the stock issued and outstanding and entitled to vote shall constitute a quorum for the transaction of business at all meetings of the stockholders. If you submit a properly executed proxy or voting instruction card via mail or fax or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal.

What are the voting rights of shareholders? How many votes do I have?

Holders of our Common Stock are entitled to one vote per share owned on each matter that is properly brought before the Special Meeting and on which our common shareholders are entitled to vote.

Why did you provide me this Proxy Statement? Who is soliciting proxies for the Special Meeting with this Proxy Statement?

We provided you this Proxy Statement because you were a holder of our Common Stock as of the Record Date, and the Board is soliciting your proxy to vote your stock at the Special Meeting on all matters scheduled to come before the Special Meeting, whether or not you attend the Special Meeting. By completing, signing, dating and returning the enclosed proxy card and voting instruction form, or by submitting your proxy and voting instructions via the Internet or by fax, you are authorizing the proxy holders to vote your shares of our Common Stock at the Special Meeting as you have instructed.

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Under applicable SEC rules and regulations, members of the Board, the Board’s directors, director nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Special Meeting.

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy”) to vote on your behalf. By voting your proxy via the Internet, fax, or, by mailing a proxy using the instructions detailed on the Notice that you received in the mail, you are giving the Company’s designated proxy holder, Wayne Tupuola, the authority to vote your shares in the manner you indicate on your proxy card. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules and that is designed to assist you in voting your shares.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in street name”), you are considered the beneficial owner of those shares.

Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You must follow these instructions for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with our Board’s recommendations on the voting instruction form.

What if I have shares registered in my name AND also have shares in a brokerage account? How do I vote my shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

How do shareholders vote?

If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by proxy in advance of the Special Meeting using the control number included on your proxy card in order to be able to vote your shares. Whether or not you plan to participate in the Special Meeting, we urge you to vote by doing one of the following:

Vote via the Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card.

Vote by Fax: You can vote your shares by fax by completing, signing, dating and faxing your proxy card to the fax number indicated on your proxy card.

Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.

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If you are a beneficial owner, or you hold your shares in “street name,” please follow the instructions provided by your bank, broker or other holder of record with respect to voting your shares. Please see the section below “How can I vote at the Special Meeting?” for more information about how to vote at the Special Meeting if you hold your shares in “street name”.

Shareholders may also vote by ballot while attending the virtual Special Meeting. Please see the section below “How can I vote at the Special Meeting?” for instructions about how to attend and vote by ballot at the Special Meeting. However, we still encourage all shareholders to vote their shares in advance of the Special Meeting, in case they are unable to attend the Special Meeting for any reason.

What shares are included on a proxy or voting instruction card?

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Special Meeting.

I have shares registered in my name, and also have shares in a brokerage account. How do I vote those shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What is the deadline for voting?

The deadline for voting electronically is 11:59 p.m. (Eastern Time) on June 25, 2026. If voting by mail, we must have received your proxy card by this time. If you attend the Special Meeting virtually, you may vote your shares electronically during the meeting. However, even if you plan to attend the Special Meeting, we still encourage you to vote your shares ahead of time to ensure your voice is heard.

How can I vote at the Special Meeting?

Shareholders of record may vote their shares electronically at the Special Meeting by following the instructions at https://edge.media-server.com/mmc/go/lase2026sgm or by following the instructions provided on the enclosed proxy card.

Even if you plan to attend the virtual Special Meeting, we encourage you to vote your shares on the proxy card by Internet, fax or mail prior to the Special Meeting.

The Company is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the shareholder. The electronic voting procedures provided for the Special Meeting are designed to authenticate each shareholder by the use of a control number to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

If you were the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to do this by mail, via the Internet or by fax. Alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and register in advance to attend the Special Meeting at https://edge.media-server.com/mmc/go/lase2026sgm prior to the Special Meeting.

If a shareholder gives a proxy, how are the shares voted?

The shares represented by the proxy card that is properly executed and received by the Company prior to or at the Special Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail, fax, or Internet.

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If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies.

What is the effect of a broker non-vote on the proposals to be voted on?

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees generally have discretionary authority to vote such shares on routine matters, but not on other matters. Accordingly, brokers and nominees will not have discretionary authority to vote on the approval of the Warrant Inducement Agreements.

If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

Our Board is not aware of any matters that are expected to come before the Special Meeting other than the proposals described in this proxy statement. If any other matter is presented at the Special Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.

Will my shares be voted if I do nothing, or if I do not vote for some of the proposals listed on my proxy card?

If your shares are registered in your name, you must sign and return a proxy card for your shares to be voted, unless you vote via the Internet, by fax, or attend and vote at the Special Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by fax as instructed on the proxy card, whether or not you plan to attend the Special Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the enclosed proxy card, to vote your shares in accordance with our Board’s recommendations, whether or not you plan to attend the Special Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	Delivering written notice to Michael Lockey, the Company’s Controller, that is received before the Special Meeting;
●	Submitting a later dated proxy over the Internet or by fax in accordance with the instructions in the proxy card; or
●	Voting your shares electronically during the Special Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR BY FAX AS INSTRUCTED ON THE PROXY CARD “FOR” APPROVAL OF THE WARRANT INDUCEMENT AGREEMENTs.

What should I do if I receive more than one proxy card or other sets of proxy materials from the Company?

If your shares are held in more than one account, you will receive more than one proxy card, and in that case, you can and are urged to vote all of your shares “FOR” approval of the Warrant Inducement Agreements by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by fax or via the Internet, please vote “FOR” approval of the Warrant Inducement Agreements using each proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

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What vote is required to approve each proposal at the Special Meeting?

A majority of the stock having voting power present in person or represented by proxy at the Special Meeting is required for approval of each proposal. For approval of the Warrant Inducement Agreements, shares entitled to vote at the Special Meeting that are not voted for approval of the Warrant Inducement Agreements or shares present by proxy where the shareholder properly withheld authority to vote for approval of the Warrant Inducement Agreements will not be counted toward a majority of shares needed to approval of the Warrant Inducement Agreements. For the other proposals, abstentions are considered shares present and entitled to vote on the proposal, and, thus, will have the same effect as a vote “Against” such proposal. Broker non-votes, if any, will have no effect on the outcome of such proposal.

Other Matters: Approval of any other matter that comes before the Special Meeting generally will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting, although a different number of affirmative votes may be required, depending on the nature of such matter.

Who will count the votes?

Equiniti Trust Company LLC will serve as the independent inspector of election (the “Inspector of Election”) and, in such capacity, will count and tabulate the votes.

Where can I find the voting results of the Special Meeting?

We will report voting results based on the Inspector of Election’s final, certified report on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting.

If I can’t attend the Special Meeting, can I vote later?

We encourage shareholders to vote and submit their proxy in advance of the Special Meeting by one of the methods described in the proxy materials, regardless of whether you think you will be able to attend the Special Meeting. Any votes submitted after the closing of the polls at the Special Meeting will not be counted.

What happens if the Special Meeting is adjourned?

Unless a new Record Date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Special Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted upon at the Special Meeting?

No. Delaware law does not provide shareholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

How do I request a paper copy of the proxy materials?

The proxy materials are posted on our website at www.laserphotonics.com and are available from the SEC at its website www.sec.gov.

THE PROXY CARD WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” AAPROVAL OF THE WARRANT INDUCEMENT AGREEMENTS. THE COMPANY’S NAMED PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Your Vote Is Important. Whether You Own One Share or Many,

Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

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CORPORATE GOVERNANCE

Board Composition and Election of Directors

Our Board of Directors is currently comprised of five directors, four of whom qualify as independent directors under applicable Nasdaq standards. Our Board seeks members with varying professional backgrounds and other differentiating perspectives and characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity and interest in the laser industry. The Board believes that maintaining a diverse membership enhances the Board’s discussions and oversight of the Company and enables the Board to better represent all of the Company’s shareholders.

In accordance with the terms of our current certificate of incorporation and bylaws, the term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

We are a “controlled company” under the Nasdaq Marketplace Rules, but we have not exempted ourselves from the requirement to have independent directors and independent compensation and nomination committees. Currently we have four members of our Board of Directors who are independent as defined under Nasdaq Marketplace Rules. Qing Lu, Troy Parkos, Tim Miller and Carlos M. Gonzalez are all members of our audit committee, our corporate governance and nominating committee and compensation committee in accordance with the Nasdaq listing rules that require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee

Our audit committee is comprised of Qing Lu, Carlos M. Gonzalez , Tim Miller and Troy Parkos, each of whom our board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules. Ms. Lu is the chairman of our audit committee, and she qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://laserphotonics.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

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●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee discussed with management and the independent auditor the Company’s annual audited financial statements for the year ended December 31, 2025. The Audit Committee discussed with Weinberg & Company, P.A. (“Weinberg & Co.”), the Company’s independent auditor for the 2025 fiscal year, matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received written disclosures and letters from Weinberg & Co. and discussed their independence from management and the Company. Based upon the reviews and discussions, the Audit Committee recommended to the Board of Directors that the previously mentioned audit financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Compensation Committee

Our compensation committee is comprised of Troy Parkos, Tim Miller, Qing Lu and Carlos M. Gonzalez. Our board has determined that each of Mr. Parkos, Mr. Miller Mr. Gonzalez and Ms. Lu qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules and as “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect their ability to be independent from management in connection with the duties of a compensation committee member, as described in Section 5605(d)(2) of the Nasdaq rules. Mr. Miller serves as the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://laserphotonics.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Parkos, Mr. Miller, Ms. Lu and Mr. Gonzalez. Our board has determined that each of Mr. Parkos, Mr. Miller, Ms. Lu and Mr. Gonzalez qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Parkos is the chairman of our nominating and corporate governance committee.

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We have adopted a written nominating and corporate governance committee charter, viewable at https://laserphotonics.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The full text of our Code of Business Conduct and Ethics is published in the Investors section of our website at www.laserphotonics.com. We intend to disclose any future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

Profiles of Our Director Nominees

Wayne Tupuola, age 66, is President, Chief Executive Officer and the Chairman of the Board. Mr. Tupuola joined an affiliate of ICT Investments as Vice President of Operations in January 2007 and joined us in November 2019. From January 2014 to May 2015, he was acting as an Industrial Consultant for Florida high tech companies. He brought experience based on 15 successful years of C-level management capacity in manufacturing operations, and more than 24 years hands-on experience in the semiconductor, aerospace, food & beverage and commercial industries, including: Sumitomo Corp, the world’s second-largest wafer manufacturer in the semiconductor sector; ON Semiconductor Corp, one of the world’s largest semiconductor component companies; and Thermo-Electron, one of the world’s leading analytical instruments, lab equipment, and industrial equipment manufacturers. From September 2015 to December 2015, he was a Director and Vice President of Operations to an affiliate of Laser Photonics and one of ICT Investment’s portfolio companies, Fonon Corporation. He is currently in charge of all manufacturing and day-to-day business operations of Laser Photonics. Mr. Tupuola is a graduate of the University of Phoenix with a degree in Communications. We believe that his significant management experience with manufacturing operations makes him qualified to be a member of our Board of Directors.

Troy Parko, age 54, has been a member of the Board since August 15, 2023. Since June 1994, Mr. Parkos has been employed by Fastenal Company, a global distributor of wide-ranging industrial and construction products having annual sales in 2022 of approximately $7 billion. Mr. Parkos started his career at Fastenal Company as a sales representative from 1994 to 1997, becoming a Regional Sales Consultant Manager from 1997 to 2007, a District Manager from 2007 to 2018 and, since 2018, Vice President overseeing approximately 1,000 employees throughout the United States. Mr. Parkos has expertise in industrial sales, operations, and supply chain management, including partnering with Federal Government prime and DOD contractors and dealing with MRO and OEM manufacturers. Mr. Parkos graduated Magna Cum Laude from the University of Wisconsin with a Bachelor of Science in Industrial Technology Management in May 1994. Laser Photonics believes that the expertise that Mr. Parkos has with the procurement processes and supply chains of Fastenal Company’s customer base and experience in managing a large sales force will be valuable to it as it expands its sales.

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Carlos M. Gonzalez, age 79, has been a member of the Board since February 6, 2024. Since August 2013, Mr. Gonzalez has served as Managing Director of Global Pangermex, LLC, a distributor of chemicals for the treatment of fruits and commercial seafood on a global basis, including through access to financial services such as insurance and financing. Mr. Gonzalez concurrently from October 2013 to July 2017 served as the International Trade Finance & Business Development Director for Unified Energy Solutions, Inc., a company assisting medium to large users of energy with the planning, including financing products and services, to provide economically feasible alternative green energy sources of energy using only quality U.S. or European made products. From April 2009 to September 2013, Mr. Gonzalez was the Business Development Director of Sfinkx Corporation, a manufacturer of high-tech industrial laser equipment and photovoltaic energy-generating equipment. Mr. Gonzalez previously held for over 25 years several executive officer positions with large and medium-sized banks, including Wells Fargo, SunTrust Bank, Banco Popular North America, and Fifth Third Bank. Mr. Gonzalez was an Adjunct Professor of Finance at the University of Central Florida, School of Business Administration, from 1988 to 1995. Mr. Gonzalez received his B.S. degree in Business Administration from Portland State University with a minor in Finance and Marketing. His professional education includes the U.S. Army Command and General Staff College and the Florida Bankers Association’s International Banking School. He is a Vietnam and Operation Desert Storm veteran, received the U.S. Army Bronze Star Medal, and retired with the rank of Major.

Michael Lockey, age 52, joined the Company’s subsidiary, CMS Laser, on March 3, 2025, as Controller, and now serves as Controller for the Company, responsible for all aspects of interdental and external financial, including the preparation of the Company’s financial statements in accordance with GAAP, SEC, and other regulatory requirements. Mr. Lockey oversees an accounting staff of five members. From October 2023 to December 2024, Mr. Lockey was a consultant serving as a fractional controller for a number of company clients. From December 2018 to October 2023, Mr. Lockey served as Director of Management Services for American Management Services, Inc., overseeing the day-to-day operations and management of all active consulting projects, managing approximately 20 full-time consultants, and from November 2013 to December 2018 was a Senior Consultant and General Manager for American Management Services, Inc. From February 2008 to August 2013, Mr. Lockey served as Chief Financial Officer of PSL North America LLC, a manufacturer of large diameter steel pipes. From April 2006 to January 2008 Mr. Lockey was U.S. Regional Controller for Future Pipe Industries, Inc., overseeing 12 accounting staff members. From April 2005 to April 2006, Mr. Lockey was Controller for Camper City, Inc., an auto parts and supply company, and from September 2000 to April 2005 was Financial Reporting Supervisor for Winn Dixie Stores Inc., a publicly traded company on the New York Stock Exchange, for which he was directly responsible for all aspects of its internal and external financial reporting , as he is now for the Company, and in which he supervised a team of five senior staff accountants. Mr. Lockey received his Masters of Accountancy Degree from the University of North Florida, is licensed as a Certified Public Accountant and is a member of the AICPA. Mr. Lockey will serve as Principal Financial and Accounting Officer of the Company until the Company finds a new Chief Financial Officer to replace Carlos Sardinas.

Qing Lu, age 52, has been a member of the Board since December 5, 2025. Since October 2022, Ms. Lu has served as Chief Financial Officer |at Addition Financial Credit Union in Orlando, Florida, a 3+ billion financial institution, in which she managed an investment portfolio of over $1 billion and directed its M&A activity. From August 2021 to August 2022, Ms. Lu was Chief Financial Officer of Farm Credit West (now AgWest Farm Credit) in| Rocklin, California, where she led the Treasury and Finance departments for this $10+ billion agricultural lending institution. From June 2016 to July 2021, Ms. Lu served as Chief Financial Officer of| Northwest Community Credit Union in| Eugene, Oregon where she oversaw a $200 million investment portfolio that included MBS, CMO, CMBS and other agency-backed securities, and from March 2014 to June 2016 served as Controller for this credit union. Between June 1997 to March 2014 Ms. Lu held the positions of investment accountant at University of Oregon Foundation, accountant at PeachHealth Medical Group, investment advisor at Edward Jones Canada and Marketing Manager at Siemens Ltd. in China. Ms. Lu received her Bachelor of Engineering, Wuhan Institute of Technology, China, MBA in International Business & Finance from Simon Fraser University in Canada and Master of Accounting from the University of Oregon. Ms. Lu is a licensed CPA (Certified Public Accountant), CTP (Certified Treasury Professional), has passed Level I and II in the CFA Program and is fluent in English, Mandarin and Cantonese and is conversational in Spanish and Japanese. Laser Photonics believes that the financial expertise and international business and language skills that Ms. Lu has will be valuable to the Company as it expands its sales both domestically and internationally.

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Arnold Bykov, age 89, joined us in November 2019 as Chief Design Engineer. For the last 25 years, Mr. Bykov has been working in the photonics industry, primarily with ICT Investments and affiliated companies, including being appointed Director and Chief Design Engineer of Fonon Corporation from September 2015 to December 2015, where he developed laser systems for material processing and worked as a design and project engineer supervising design teams. Mr. Bykov is currently responsible for the industrial design and technological process of our laser cleaning technology. Mr. Bykov has devoted 20 years of his engineering career in the development of industrial equipment for high-tech industries. The majority of those developments were prepared for laser cutting technology related products through his work with a team of other ICT engineers during the last 15 years and directly for ICT Investments for the past five years. Mr. Bykov received a number of state awards and certificates of invention for the development of laser cutting technology. He graduated from Minsk Polytechnic University in 1966. We believe that the expertise that Arnold Bykov has in industrial design and engineering makes him a valuable resource of knowledge and qualifies him to be a member of the Board. Mr. Bykov will resign as a member of our Board of Directors at the time this registration statement is declared effective.

Igor Vodopiyanov, PhD, age 64, is the Senior Research & Development (R&D) Engineer at Laser Photonics. Dr. Vodopiyanov served as a Research Scientist at Florida Institute of Technology before joining the Laser Photonics R&D team in 2017 as a Subject Matter Expert in the tuning and calibration of laser systems for material processing. Dr. Vodopiyanov conducted research in Particle Physics within CMS (Compact Muon Solenoid) Collaboration at the CERN Large Hadron Collider in Switzerland and managed the Hadron Calorimeter Calibration and Condition Group of the CMS Collaboration, which included the calibration and alignment of Forward Tracking Chambers of CERN’s L3 detector. Dr. Vodopiyanov also carried out research in Particle Physics within L3 Collaboration at the CERN Electron-Positron Collider at Petersburg Nuclear Physics Institute. He earned a Master of Science degree from the M. I. Kalinin Leningrad Polytechnic Institute in Saint Petersburg, Russia, and a PhD in Physics and Mathematics from the V.G. Khlopin Radium Institute in Saint Petersburg, Russia. Dr. Vodopiyanov has over 250 publications to his credit, and he is a Professional Member of the Sigma Pi Sigma honor society within the American Institute of Physics.

Tim Miller, age 73, has since 1983 served as the founder and CEO of Control Micro Systems, Inc. (“CMS”). CMS was a pioneer in software controls development for laser machines that expanded to cover a wide range of laser-based manufacturing processes, including laser marking, cutting, drilling, and welding and designing and building complete industrial laser systems, for a global customer base. Mr. Miller had four patents granted by the USPTO in aspects of laser manufacturing. By the time of its sale for over $10 million in 2019 to 600 Group PLLC, a company that until April 2024 was listed on the AIM market of the London Stock Exchange, CMS had grown, without any third-party financing, to over 55 employees with annual revenues over $10 million operating in a 40,000 sq. ft. facility. Mr. Miller graduated from the University of Central Florida in 1978 with a BS Degree in Computer Science. Laser Photonics believes that the experience that Mr. Miller has in the laser photonics industry and the growth of CMS as well as overseeing a successful exit for CMS qualifies him to be a valuable member of the Laser Photonics Board of Directors.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The chairs of various committees of our Board of Directors serve as the presiding director of such executive sessions on a rotating basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of April 30, 2026, regarding the beneficial ownership of our Common Stock by the following persons:

●	each person or entity who, to our knowledge, owns more than 5% of our Common Stock;

●	our named executive officers;

●	each current director; and

●	all of our current executive officers and directors as a group; and

There were 38,568,263 shares of our Common Stock outstanding on beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

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In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 30, 2026, are deemed outstanding. These shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Each person named in the table has sole voting and investment power and that person’s address is c/o Laser Photonics Corporation, 250 Technology Park, Lake Mary, FL 32746.

Name of Beneficial Owner[1]	No. of Shares	% of Total Shares Outstanding	% of Total Voting Power
5% or Greater Stockholders
ICT Investments, LLC[2]	4,438,695	11.50%	11.50%
Fonon Drone Shield Solutions, Inc.[2]	3,000,000	7.78%	7.78%
Fonon Technologies, Inc.[2]	935,000	2.42%	2.42%
Fonon Quantum Technologies, Inc.[2]	3,000,000	7.78%	7.78%
Named Executive Officers and Directors:
Wayne Tupuola	601,760	1.8%	1.56%
John Armstrong[3]	0	0
Carlos Sardinas[4]	125,000	.55	*
Tim Miller
Troy Parkos	0	0
Carlos M. Gonzalez	0	0
All Officers and Directors as a Group		1.6%	1.56%
*Represents less than 1%

(1)	Unless otherwise indicated, the address of such individual is c/o the Company.

(2)	Dmitriy Nikitin has significant voting power for all matters that are submitted to a vote of the Company’s shareholders since he currently owns approximately 30% of the outstanding voting shares of the Company’s Common Stock through his ownership of all membership interests of ICT Investments which is the controlling entity of Fonon Drone Shield Solutions, Inc., Fonon Quantum Technologies and Fonon Technologies, Inc.

(3)	On July 25, 2025, John Armstrong resigned as Executive Vice President.

(4)	On January 8, 2026, Carlos Sardinas resigned as Chief Financial Officer of the Company.

EXECUTIVE COMPENSATION

Compensation Philosophy

The following is a discussion and analysis of our underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. Our only “named executive officers” for 2024 and 2025 were Wayne Tupuola, Carlos Sardinas and John Armstrong. The compensation of our named executive officers and our other current executive officers is based on individual terms approved by our Board of Directors. This section highlights key aspects of our compensation program.

Our compensation committee will oversee these compensation policies and, together with our Board of Directors, will periodically evaluate the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

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Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Board of Directors in designing our executive compensation program are to:

●	attract, retain and motivate experienced and talented executives;
●	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;
●	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;
●	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and
●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

To achieve these objectives in the future, we expect that our Board of Directors and compensation committee will evaluate our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, we expect that our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals. We have provided, and expect to continue to provide, a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2024 and 2025, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee will consider publicly available compensation data for national and regional companies in the laser cleaning industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our Board of Directors and future compensation committee will ultimately make their own decisions about these matters.

Beginning in 2026, we expect that our annual cash bonus program will be based upon the achievement of specified annual corporate and individual goals that will be established in advance by our Board of Directors or compensation committee. We expect that our annual cash bonus program will emphasize pay-for-performance and will be intended to closely align executive compensation with achievement of specified operating results as the amount will be calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee are based on our business strategy and the objective of building stockholder value. We expect that there will be three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee will establish the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. Our compensation committee works with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employment during the vesting period. Currently, our executives are eligible to participate in our 2019 Stock Incentive Plan, which we refer to as the 2019 Plan. Following the consummation of this offering, our employees and executives will be eligible to receive stock-based awards pursuant to our 2019 Plan. Under our 2019 Plan, executives will be eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our Board of Directors.

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Our employee equity awards have typically been in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

We normally grant stock awards that will vest 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting cease upon termination of employment and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We have granted, and going forward expect to grant, stock options with exercise prices that are set at no less than the fair value of shares of our Common Stock on the date of grant as determined by our Board of Directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance. All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our Board of Directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

Pursuant to agreements we expect to enter into with certain of our executives, these executives will be entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our Board of Directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

Risk Considerations in Our Compensation Program

Our Board of Directors determines with the Company’s management the philosophy and standards on which our compensation plans are implemented across our Company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

●	annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

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●	the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance our short-term and long-term best interests; and

●	equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation-Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Grants of Plan-Based Awards

Jade Barnwell, our former CFO who resigned on December 20, 2023, received on February 27, 2024, 17,008 shares of our Common Stock under a compensation agreement.

Summary Compensation Table

Name and Principal Occupation	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards ($)	All Other Compensation ($)	Total($)

Wayne Tupuola,	2025	225,879		250,000			923,379
Chief Executive Officer	2024	200,000	0	0	0		200,000
Carlos Sardinas	2025	215,887		125,000			348,750
Chief Financial Officer[1]	2024	180,000					180,000
John Armstrong,	2025	114,571					114,571
Executive Vice President	2024	170,000					170,000

(1)	Carlos Sardinas entered into an Offer Letter Agreement with the Company on April 8, 2024, and resigned as Chief Financial Officer on January 8, 2026.
(2)	John Armstrong resigned as Executive Vice President of the Company on July 25, 2025.

Outstanding Equity Awards

There were no outstanding equity awards held by our named executive officers as of December 31, 2023, December 31, 2024, and December 31, 2025.

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Clawback Policy

In November 2023, our Board of Directors adopted a policy regarding the recovery of erroneously awarded compensation (“Clawback Policy”) in accordance with the applicable rules of Nasdaq and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. In the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under U.S. securities laws or otherwise erroneous data or if we determine there has been a significant misconduct that causes material financial, operational or reputational harm, we shall be entitled to recover a portion or all of any incentive-based compensation, if any, provided to certain executives who, during a three-year period preceding the date on which an accounting restatement is required, received incentive compensation based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement.

Our Clawback Policy is administered by our Compensation Committee, and the Compensation Committee has the authority, in accordance with the applicable laws, rules and regulations, to interpret and make determinations necessary for the administration of the Clawback Policy, and may forego recovery in certain instances, including if it determines that recovery would be impracticable.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Defined Contribution Plan

We do not currently have a defined contribution plan.

Stock Option and Other Employee Benefit Plans

The purpose of the 2019 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of our stockholders.

2019 Stock Incentive Plan

History. On December 2, 2019, the Board of Directors approved and on December 3, 2019, the stockholders approved the 2019 stock incentive plan (the “2019 Plan”) under which employees, officers, directors and consultants are eligible to receive grants of stock options, stock appreciation rights (“SAR”), restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing. The Plan authorizes up to 10,000,000 shares of our Common Stock for stock-based awards.

Administration. The 2019 Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2019 Plan and of any awards granted there under and to modify awards granted under the 2019 Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2019 Plan without prior approval of the Company’s shareholders.

Eligibility. The 2019 Plan provides that awards may be granted to employees, officers, directors and consultants of the Company or of any parent, subsidiary or other affiliate of the Company as the Administrator may determine. A person may be granted more than one award under the 2019 Plan.

Shares that are subject to issuance upon exercise of an option under the 2019 Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2019 Plan but are forfeited or repurchased by the Company at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2019 Plan.

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Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2019 Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2019 Plan):

Vesting and Exercisability. Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

Exercise Price. Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of the Company’s shares of Common Stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of the Company’s Common Stock on the date of grant.

Method of Exercise. The option exercise price is typically payable in cash, Common Stock or a combination of cash of Common Stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and the Company in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of the Company to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

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Amendment and Termination. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

Recapitalization; Change of Control. The number of shares subject to any award, and the number of shares issuable under the 2019 Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and us in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

Other Provisions. The option grant and exercise agreements authorized under the 2019 Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of us to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2019 Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2019 Plan or amend the 2019 Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2019 Plan in a manner that requires stockholder approval.

Director Compensation

Under our non-employee director compensation policy adopted in November 2023, our independent directors in 2024 and 2025 were paid $30,000 in each year in cash compensation, 20,000 shares of restricted Common Stock in 2025 and have received in 2026 20,000 shares of restricted Common Stock. Additionally, the Company will reimburse them for their reasonable expenses incurred in connection with attending our board of directors and committee meetings. In the future, we may also grant stock options to our independent directors.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement and are available electronically on the website of the SEC at www.sec.gov.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, including those discussed in the sections titled “Management” and “Executive Compensation,” the following is a description of each transaction since January 1, 2024 or any currently proposed transaction in which:

●	we have been or are to be a party to;
●	the amount involved exceeded or exceeds $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

For information on our compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, see the section titled “Executive Compensation”.

Since December 31, 2024, we have engaged in the following transactions in an amount that exceeds $120,000 with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers and holders of more than 5% of our voting securities, and our co-founders. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

ICT Investments provides the Company accounting services and various management services on an as needed basis. For the three months ended September 30, pursuant to an arrangement with ICT Investments, the Company had not paid these services but had recorded payables for $39,903 for accounting services, and $70,460 for other services. Any distribution between Laser Photonics and ICT must be distributed to an affiliate company. The Company owes $72,196 for services to Fonon Technologies, Inc.

ICT Investments currently owns approximately 14% of the outstanding shares of our Common Stock, Fonon Drone Shield Solutions, Inc., an affiliate of ICT Investments, currently owns approximately 3% of the outstanding shares of our Common Stock, Fonon Quantum Technologies owns approximately 9% of the outstanding shares of our Common Stock and Fonon Technologies owns approximately 9% of the outstanding shares of our Common Stock and collectively are our majority stockholders. Dmitriy Nikitin has significant voting power for all matters that are submitted to a vote of the Company’s shareholders since he currently owns approximately 34% of the outstanding voting shares of the Company’s Common Stock through his ownership of all membership interests of ICT Investments which is the controlling entity of Fonon Drone Shield Solutions, Inc., Fonon Quantum Technologies and Fonon Technologies, Inc.

On April 3, 2025, April 16, 2025, June 20, 2025, July 8, 2025, and July 12, 2025, the “Company received from ICT Investments, the owner of the majority of outstanding shares of the Company’s Common Stock, unsecured loans in the principal amount of $200,000, $400,000, $20,000, $101,000, and $30,000 respectively, to assist Laser Photonics in meeting certain expenses, including payroll. Laser Photonics issued promissory notes, with interest at $20,000, $40,000, $2,000, $10,000 and $3,000 respectively, and a maturity date of May 31, 2025, June 30, 2025, August 30, 2025, September 8, 2025, and September 12, 2025, respectively. The unpaid principal balance of ICT loans as of September 30, 2025, was $751,000. The unpaid interest balance of ICT loans as of September 30, 2025, was $75,000.

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During the year ended December 31, 2025, the Company recorded total revenue of $420,089 from its affiliate, Fonon Technologies, Inc. The revenue recognition has been realized according to ASC 606.

On March 31, 2025, ICT Investments, LLC (“ICT”), an affiliated company under common control, acquired inventories and machinery and equipment from ARCH Cutting Tools – Flushing, LLC (“ARCH”), related to their Beamer Laser Marking Systems (“Beamer”) product line, for total cash consideration of $255,824. The transaction was accounted for as an asset acquisition rather than a business combination, as the assets acquired did not meet the definition of a business. The purchase price was allocated to the acquired assets based on their relative cost, which resulted in recording of $238,054 of inventories and $17,770 of machinery and equipment, as of the date of acquisition. The purchased assets were subsequently transferred to Fonon Quantum Technologies, Inc. (“FQTI”), an affiliate of both ICT and the Company.

On August 5, 2025, the Company entered into an Asset Purchase Agreement with FQTI, to acquire the Beamer assets. Under the terms of the Asset Purchase Agreement, the Company issued 3,000,000 restricted shares of its Common Stock with a fair value of $8,400,000 (valued at $2.80 per share as of the close of market on August 5, 2025), as payment for the assets acquired of $255,824, resulting in a deemed dividend of $8,144,176 for the year ended December 31, 2025. The Company recorded net sales and cost of goods sold of $645,578 and $106,350, respectively, representing the net sales and cost of goods sold realized by FQTI during the period March 31, 2025 through August 5, 2025. Furthermore, the sales were recognized as distributions to affiliates in the accompanying statement of stockholders’ equity (deficit).

Because the transaction was between entities under common control (ICT controls both the Company and FQTI), the acquisition was accounted for in accordance with ASC Topic 805-50, “Transactions Between Entities Under Common Control”. The Company accounted for the asset purchase as if it had acquired the Beamer assets from ARCH on March 31, 2025. The Company recorded net sales and cost of goods sold of $645,758 and $106,350, respectively, representing the net sales and cost of goods sold realized by FQTI during the period March 31, 2025 through August 5, 2025. The Beamer assets are recognized at their historical carrying amounts rather than at fair value as of March 31, 2025, and no goodwill was recorded. Comparative prior-period financial statements were not restated.

Total Assets, Liabilities and Common Stock acquired for Common Control:

Assets
Inventory	$238,054
Property, plant and equipment	17,770
Stockholder Equity
Stockholder Equity (3,000,000 common shares at $2.80 per share)	(8,400,000)
Deemed Dividend for Common Control Acquisition	$(8,144,176)

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Since the date of incorporation on November 8, 2019, the Company has engaged in the following transactions with our directors, executive officers, holders of more than 5% of its voting securities, and affiliates or immediately family members of its directors, executive officers, and holders of more than 5% of our voting securities, and its co-founders. The Company believes that all these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief legal officer or, in the event we do not have a chief legal officer, to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

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●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the transaction; and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

●	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction; and

●	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Delinquent with Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a). To the Company’s knowledge, based solely on a review of reports furnished to it, for the year ended December 31, 2022, all of the Company’s officers, directors and ten percent holders have made the required filings.

Appraisal Rights

Shareholders do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Forward-Looking Statements

Statements in this proxy statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; and potential costs associated with shareholder activism.

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PROPOSAL 1

APPROVL OF THE MARCH WARRANT INDUCEMENT AGREEMENT

On March 15, 2026, we entered into the March Warrant Inducement Agreement with the holders of existing Series A and Series B warrants to purchase up to 1,373,630 shares of our Common Stock (the “Existing Warrants”) at an original exercise price of $3.40 per share as set forth in our S-1 registration statement (Registration No. 333-290875) declared effective on December 31, 2025. We offered as an inducement to these warrant holders for exercising the Existing Warrants in cash at a reduced exercise price of $1.08 per share, our issuance of replacement warrants to these warrant holders through the issuance of Series A-3 warrants to purchase up to an aggregate of 1,373,630 shares of our Common Stock and Series A-4 warrants to purchase up to an aggregate of 1,373,630 shares of our Common Stock that have similar terms with the Series A and Series B warrants, other than a current exercise price of $1.08 per share and certain other terms discussed in the Current Report on Form 8-K that we filed with the SEC on March 18, 2026. The Series A-3 and Series A-4 warrants are exercisable upon the approval date by our shareholders for the issuance of the shares underlying the warrants (the “Initial Exercise Date”). The Series A-3 warrants will expire five years after the later of (i) the Initial Exercise Date and (ii) the effective date of the S-1 registration statement that the Company must file to register the shares of our Common Stock underlying the Series A-3 and Series A-4 warrants (the “Effective Date”), and the Series A-4 warrants will expire eighteen months after the later of (a) the Initial Exercise Date and (b) the Effective Date.

Under the terms of the March Warrant Inducement Agreement, we received gross proceeds of $1,483,520.40 and must file a registration statement within 30 days from the date of this Agreement on Form S-1 to register the sale of the 2,747,260 shares of Common Stock underlying the Series A-3 and Series A-4 warrants and either 60 days or 90 days for the S-1 registration statement to be declared effective depending on whether it is reviewed or not by the SEC. We filed the resale S-1 registration statement on April 24, 2025. In addition, we are prohibited (i) for 15 days from the closing of the Warrant Inducement Agreement from issuing, entering into any agreement to issue or announce the issuance or proposed issuance of any shares of our Common Stock or Common Stock equivalents or filing any registration statement or any amendment or supplement to any existing registration statement, with certain exceptions, and (ii) for 12 months from the closing of the March Warrant Inducement Agreement from entering into any variable rate transaction, subject to an exception.

We may receive additional financing in the event that the warrant holders exercise any of their Series A-3 warrants or any of their Series A-4 warrants.

Vote Required

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Approval of the March Warrant Inducement Agreement requires vote by a majority of the shares having voting power present in person or represented by proxy at the Special Meeting and entitled to vote. Shares present at the Special Meeting that are not voted for approval of the March Warrant Inducement Agreement or shares present by proxy where the shareholder properly withheld authority to vote for such approval will not be counted toward that nominee’s achievement of a majority.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE MARCH WARRANT INDUCEMENT AGREEMENT

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PROPOSAL 2

APPROVL OF THE APRIL WARRANT INDUCEMENT AGREEMENT

On April 26, 2026, we entered into the April Warrant Inducement Agreement with the holders of existing Series A-1 and Series A-2 warrants to purchase up to 5,715,085 shares of our Common Stock (the “Existing Warrants”) at an original exercise price of $0.70 per share as set forth in the Company’s S-1 registration statement (Registration No. 333-292932) declared effective on February 6, 2026. We have offered as an inducement to these warrant holders for exercising the Existing Warrants in cash new unregistered Series A-5 warrants to purchase up to 4,742,860 shares of our Common Stock and new unregistered Series A-6 warrants to purchase up to 6,687,310 shares of our Common Stock. The new warrants have an exercise price of $0.975 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants. (the “Initial Exercise Date”) The Series A-5 new warrants will expire five years after the later of (i) the Initial Exercise Date and (ii) the effective date of the Resale Registration Statement (the “Effective Date”), and the Series A-6 new warrants will expire 24 months after the later of (x) the Initial Exercise Date and (y) the Effective Date.

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We face a cash penalty as provided in the warrant inducement agreement for our failure to meet the required dates for filing the S-1 registration statement and it being declared effective by the SEC as discussed below. The number of Series A-1 warrants and Series A-2 warrants to be exercised for cash are subject to beneficial ownership limitations of either 4.99% or 9.99% at the election of the Series A-1 and Series A-2 warrant holders. To the extent that the beneficial ownership limitations apply, the balance of any issuance of free trading shares of our Common Stock will be held in abeyance until notice from the warrant holder that the balance (or portion thereof) may be issued in compliance with such beneficial ownership limitations, and those underlying shares of our Common Stock will be treated as having been prepaid, including the cash payment in full of the exercise price.

H.C. Wainwright & Co., LLC (“Wainwright”) served as exclusive placement agent for this transaction. Under the terms of its August 21, 2025, engagement agreement with us, as amended on February 13, 2026, Wainwright has received a cash fee of 7.0% of the funds raised through the warrant inducement agreement and a placement agent warrant to Wainwright or its designees to purchase up to 400,056 shares of our Common Stock (equal to 7.0% of our shares of Common Stock issued upon exercise of the Existing Warrants) exercisable on or after the Initial Exercise Date for five years after the later of (i) the Initial Exercise Date and (ii) the Effective Date, at an exercise price of $0.875 per share, and reimbursement of Wainwright’s accountable expenses of up to $75,000 and clearing expenses of $15,950.

Under the terms of the April Warrant Inducement Agreement, we received aggregate gross proceeds of $4,000,559.50 and must file a registration statement within 30 days from the date of this agreement on Form S-1 to register the sale of the 11,430,170 shares of our Common Stock underlying the Series A-5 and Series A-6 warrants and either 60 days or 90 days for the S-1 registration statement to be declared effective depending on whether it is reviewed or not by the SEC. In addition, we are prohibited (i) for 30 days from the closing of the April Warrant Inducement Agreement from issuing, entering into any agreement to issue or announce the issuance or proposed issuance of any shares of its Common Stock or Common Stock equivalents or filing any registration statement or any amendment or supplement to any existing registration statement, with certain exceptions, and (ii) for 12 months from the closing of the warrant inducement agreement from entering into any variable rate transaction, subject to an exception.

We may receive additional financing in the event that the warrant holders exercise any of their Series A-5 warrants or any of their Series A-6 warrants.

Vote Required

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Approval of the April Warrant Inducement Agreement requires vote by a majority of the shares having voting power present in person or represented by proxy at the Special Meeting and entitled to vote. Shares present at the Special Meeting that are not voted for approval of the April Warrant Inducement Agreement or shares present by proxy where the shareholder properly withheld authority to vote for such approval will not be counted toward that nominee’s achievement of a majority.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE APRIL WARRANT INDUCEMENT AGREEMENT

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